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                                              EXHIBIT 11
                                COMPUTATION OF EARNINGS PER COMMON SHARE


                   1995                                              1994
Earnings per common and common equivalent share

Net income (loss) available to common                            $(  551,909)         $(  715,434)

Weighted average common shares outstanding                         1,727,443            1,510,568
Adjustments
  Assumed issuance of shares purchased under
    stock option and stock purchase plans                             14,846               71,121
  Assumed exercise of warrants                                        17,535               18,017
  Assumed conversion of:
    Class A Variable Rate
      Cumulative Convertible Preferred Stock                       4,894,463            4,894,463
    Class B Variable Rate
      Cumulative Convertible Preferred Stock                         212,639              421,380

Total shares                                                       6,866,926            6,915,549

Earnings (loss) per common share                               $        (.08)       $       (.10)

Fully diluted earnings per common and common equivalent share

Net income (loss) available to common                            $(  551,909)         $(  715,434)

Weighted average common shares outstanding                         1,727,443            1,510,568
Adjustments
  Assumed issuance of shares purchased under
    stock option and stock purchase plans                             15,083               71,121
  Assumed exercise of warrants                                        17,872               18,017
  Assumed conversion of:
    Class A Variable Rate Cumulative
      Convertible Preferred Stock                                  4,894,463            4,894,463
    Class B Variable Rate Cumulative
     Convertible Preferred Stock                                     212,640              421,380

Total shares                                                       6,867,501            6,915,549

Earnings (loss) per common share                              $        (.08)        $       (.10)
                                         187
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